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                                                                     EXHIBIT 4.4


           AMENDMENT NO. 8 TO ACCOUNTS RECEIVABLE FINANCING AGREEMENT
          {SECURITY AGREEMENT} AND RIDER NO. 1 TO ACCOUNTS RECEIVABLE
                    FINANCING AGREEMENT {SECURITY AGREEMENT}


                 THIS AMENDMENT NO. 8 (the "Amendment") is made and entered into as of December 30, 1993 by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC. ("Debtor") and CONGRESS FINANCIAL CORPORATION (CENTRAL) ("Congress").

                                    Recitals

                 A. Debtor and Congress are the parties to that certain Accounts Receivable Financing Agreement {Security Agreement} (as amended to date, the "Loan Agreement") and Rider No. 1 thereto (as amended to date, "Rider No. 1") , each dated as of December 19, 1986.

                 B. Debtor and Congress are about to enter in a Term Loan Agreement of even date herewith and each desires to amend Rider No. 1 in connection therewith.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                 1. Term of Revolving Loan Agreement. Section 16 of Rider No. 1 is amended by deleting "December 31, 1993" therefrom and replacing such date with "December 31, 1996".

                 2. Effect on Loan Agreement and Rider No. 1. The Loan Agreement and Rider No. 1, as amended hereby shall be and remain in full force and effect and are hereby, ratified and confirmed in all respects.

                 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the day and year first above written.

                                        KEYSTONE CONSOLIDATED INDUSTRIES, INC.


                                        By: /s/ HAROLD M. CURDY

                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL)


                                        By: /s/ GEORGE KALESNIK, SR. VP